UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2005

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

(1) On May 12, 2005, the Compensation Committee of Cabot’s Board of Directors authorized grants of Cabot common stock to Cabot’s executive officers under the 2005 long-term incentive compensation program. The long-term incentive grants are primarily intended to retain executives, link the long-term interests of the executive officers with those of the stockholders, and provide incentive to improve the long-term performance and therefore the value of Cabot. Each long-term incentive grant involves a specific number of shares of Cabot common stock (the "Grant Number") that the executive officer may elect either (i) to purchase as shares of restricted stock at 30% of the market price of such stock on the date of grant, or (ii) to receive as a non-qualified stock option for a number of shares of Cabot common stock equal to two times the Grant Number, exercisable at 100% of the market price of such stock on the date of grant, or (iii) a combination of purchase restricted stock and stock options. The closing price of Cabot common stock on May 12, 2005 was $28.52. Each executive officer has until May 27, 2005 to make his election other than Mr. Blevi, who has until July 12, 2005.

Both the purchase restricted stock and the stock options are subject to a three-year vesting period, and the benefits of both types of grants (other than dividends already paid on the restricted stock) are forfeited if the executive leaves Cabot prior to the end of such three-year period for any reason other than death or total and permanent disability, unless the Compensation Committee, in its sole discretion determines otherwise. The Compensation Committee, after considering the recommendations of Kennett F. Burnes, Cabot’s CEO, and the Vice President of Human Resources, established a pool of shares issuable to all eligible employees pursuant to the long-term incentive program. The Committee then allocated shares from the pool to Cabot’s executive officers based on the Committee’s review of market practices at Cabot’s peer companies, Cabot’s overall performance, and the executive officers’ leadership and contributions to Cabot’s success.

For each of Cabot’s named executive officers (which officers were determined by reference to Cabot’s proxy statement dated January 28, 2005), the Grant Number is set forth next to his name:

Name and Position

Kennett F. Burnes 110,000
Chairman, President and CEO

William J. Brady 40,000
Executive Vice President and
General Manager, Carbon Black

Dirk L. Blevi 20,000
Executive Vice President and
General Manager, Europe

Eduardo E. Cordeiro 35,000
Vice President and General Manager,
Supermetals

Mr. Shaw did not receive a long-term incentive grant. Cabot’s executive officers as a group (including the officers identified above) received grants totaling 257,000 shares of Cabot common stock.

(2) On May 13, 2005, Cabot’s Board of Directors approved changes in the compensation to be paid to non-employee directors in 2005. Directors who are Cabot employees receive no additional compensation for serving on the Board of Directors.

As disclosed in Cabot’s proxy statement dated January 28, 2005, the standard compensation arrangements for non-employee directors had included an annual grant of 2,000 shares of Cabot common stock issued under Cabot’s Non-Employee Directors’ Stock Compensation Plan. For 2005, Cabot was not able to issue stock pursuant to this plan. Accordingly, all non-employee directors, other than Messrs. Enriquez-Cabot and McCance, will receive a cash payment of $65,000. Messrs. Enriquez-Cabot and McCance, who were elected as directors in March 2005, will receive a pro-rated cash payment of $32,500. All other director compensation arrangements disclosed in Cabot’s proxy statement remain the same.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

May 18, 2005	By:	Kennett F. Burnes

Name: Kennett F. Burnes
Title: Chairman of the Board, Chief Executive Officer and President